                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              TEJON RANCH COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                TEJON RANCH CO.
                             Post Office Box 1000
                            Lebec, California 93243


                                                            April 7, 2000


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Tejon Ranch Co. on Tuesday, May 2, 2000, at 9:30 A.M., at the Irvine Marriott at John Wayne Airport, 18000 Von Karman Ave., Irvine, California. Your Board of Directors and management look forward to greeting those stockholders who are able to attend.

     The Notice of Annual Meeting and Proxy Statement containing information concerning the business to be transacted at the meeting appear in the following pages.

     It is important that your shares be represented and voted at the meeting, whether or not you plan to attend. Please sign, date, and mail the enclosed proxy at your earliest convenience.

     Your interest and participation in the affairs of the Company are greatly appreciated.

                                    Sincerely,



                                    Robert A. Stine,
                                    President and Chief Executive Officer

                                TEJON RANCH CO.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                      on
                                  May 2, 2000

     The Annual Meeting of Stockholders of Tejon Ranch Co. (the "Company") will be held at the Irvine Marriott at John Wayne Airport, 18000 Von Karman Avenue, Irvine, California on Tuesday, May 2, 2000, at 9:30 A.M., California time, for the following purposes:

          1.   To elect four directors.

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The names of the nominees of the Board of Directors of the Company for election at the meeting are: Otis Booth, Jr., Dan T. Daniels, Robert C. Ruocco and Geoffrey L. Stack.

     The Board of Directors has fixed the close of business on March 21, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

     Your attention is invited to the accompanying Proxy Statement. To ensure that your shares are represented at the meeting, please date, sign, and mail the enclosed proxy, for which a return envelope is provided.

                              For the Board of Directors,



                              RAYBURN S. DEZEMBER, Chairman of the Board
                              DENNIS MULLINS, Secretary


Lebec, California
April 7, 2000

PLEASE MARK YOUR INSTRUCTIONS ON THE ENCLOSED PROXY, SIGN AND DATE THE PROXY, AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING AND WISH TO DO SO, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY.

                                TEJON RANCH CO.
                             Post Office Box 1000
                            Lebec, California 93243

                                PROXY STATEMENT

                        Annual Meeting of Stockholders
                                  May 2, 2000

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Company for use at the Annual Meeting of Stockholders to be held on May 2, 2000.

     It is anticipated that the mailing of this Proxy Statement and accompanying form of Proxy to stockholders will begin on or about April 7, 2000.

                            SOLICITATION OF PROXIES

     At the meeting, the stockholders of the Company will be asked (1) to elect four directors, and (2) to transact such other business as may properly come before the meeting. Your Board of Directors is asking for your proxy for use at the meeting. Although management does not know of any other matter to be acted upon at the meeting, shares represented by valid proxies will be voted by the persons named on the proxy in accordance with their best judgment with respect to any other matters which may properly come before the meeting.

     The cost of preparing, assembling, and mailing the Notice of Meeting, this Proxy Statement and the enclosed proxy ballot will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers, and regular employees of the Company may solicit proxies by mail, telephone, telegraph, or in person; such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of record will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at the rates approved by the New York Stock Exchange.

                            RECORD DATE AND VOTING

     Holders of shares of Common Stock of record at the close of business on March 21, 2000, are entitled to notice of, and to vote at, the meeting. There were 12,697,179 shares of Common Stock outstanding at the record date. A stockholder giving a proxy may revoke it at any time before it is voted by filing with the Company's Secretary a written notice of revocation or a duly executed proxy bearing a later date. Unless a proxy is revoked and except as indicated below under "Election of Directors," shares represented by a proxy will be voted in accordance with the voting instructions on the proxy and, on matters for which no voting instructions are given, shares will be voted for the nominees of the Board of Directors as shown on the proxy. Stockholders cannot abstain in the election of directors, but they can withhold authority. Stockholders who withhold authority will be considered present for purposes of determining a quorum. The rules of the New York Stock Exchange permit member organizations ("brokers") to vote shares on behalf of beneficial owners, in the absence of instructions from beneficial owners, on certain "routine" matters, including the election of directors and ratification of independent public accountants, but do not permit such votes on "non-routine" matters. Situations where brokers are unable to vote on non-routine proposals are referred to as "broker non-votes." Broker non-votes will not be counted as present for purposes of determining a quorum, have no effect on the outcome of matters requiring the affirmative vote of a majority or super-majority of shares represented at the meeting, and have the effect of a negative vote on matters requiring the affirmative vote of the holders of a majority or super-majority of the shares outstanding.

     Stockholders vote cumulatively in the election of directors. Cumulative voting means that each stockholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares he or she holds. These votes may be cast for one nominee or distributed among two or more nominees. The four (4) candidates receiving the highest number of affirmative votes will be elected as directors. On all other matters, each share has one vote.

           STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table lists the stockholders known to the Company to be the beneficial owners of more than 5% of the shares of Company Common Stock outstanding as of March 27, 2000. The table also provides the stock ownership of all directors and of the most highly compensated executive officers as of the same date.


                                                                    Amount and
                                                                     Nature of
                                                                    Beneficial                    Percent
                   Name and Address of Stockholder                 Ownership(1)                   of Class
       --------------------------------------------------------    -------------                 -----------

       Ardell Investment Company                                    1,055,828  (2)                  8.22%
       P.O. Box 1715
       Newport Beach, CA 92659

       M.H. Sherman Company                                         1,140,630  (2)                  8.88%
       P.O. Box 1715
       Newport Beach, CA 92659

       EQSF Advisers, Inc.                                          3,245,508  (3)                  25.26%
       767 Third Avenue
       New York, NY  10017

       Carl Marks Management Company, L.P.                            756,000  (4)                  5.88%
       135 East 57th Street
       New York, NY  10022

       State of Wisconsin Investment Board                            999,600  (5)                  7.78%
       P.O. Box 7842
       Madison, WI 53707

       Directors
       ----------

       Otis Booth, Jr.                                                  6,243  (6)                  below 1%

       Craig Cadwalader                                             2,222,530  (7)                  17.29%

       Dan T. Daniels                                               2,226,388  (8)                  17.33%

       Rayburn S. Dezember                                              6,243  (9)                  below 1%

       John L. Goolsby                                                  3,648  (9)                  below 1%

       Norman Metcalfe                                                  4,222  (6)                  below 1%

       George G.C. Parker                                                 500  (9)                  below 1%

       Robert C. Ruocco                                               761,243  (10)                 5.92%

       Kent G. Snyder                                                   2,363  (6)                  below 1%

       Geoffrey L. Stack                                                3,157  (11)                 below 1%

       Robert A. Stine                                                 76,175  (12)                 below 1%

       Martin J. Whitman                                            3,245,508  (13)                 25.26%

       Executive Officers
       ------------------

       Matthew J. Echeverria                                           19,947  (14)                 below 1%

       Douglas M. Ford                                                    647  (14)                 below 1%

       Allen E. Lyda                                                   16,588  (14)                      below 1%

       Dennis Mullins                                                  11,310  (14)                      below 1%

       All officers and directors as a group                        6,383,635                            49.67%
       (17 persons)
-------------


(1) In each case, the named stockholder has the sole voting and investment power as to the indicated shares, except as set forth in the footnotes below.

(2) Does not include 26,072 shares (0.21% of the number of shares outstanding) owned of record and beneficially by the Sherman Foundation, a non-profit public charity, three of the trustees of which are directors of Ardell Investment Company and M.H. Sherman Company, those being Messrs. Donald Haskell, who retired on September 30, 1998 as Chairman of the Board of Directors of the Company, and Craig Cadwalader and Dan T. Daniels,
     directors of the Company.   Mr. Haskell is President of the Sherman
     Foundation, is President and a director of Ardell Investment Company, is Chairman of the Board and a director of M.H. Sherman Company, and has the power to vote a majority of the shares of Ardell Investment Company and M.H. Sherman Company. Mr. Haskell also owns personally 51,100 shares of the Company. Mr. Haskell disclaims beneficial ownership of the shares owned by the Sherman Foundation for all other purposes.

(3) Includes 3,045,508 shares owned beneficially and of record by Third Avenue Value Fund and 200,000 shares owned beneficially and of record by Third Avenue Small-Cap Value Fund. EQSF Advisers, Inc. has sole voting and investment power with respect to these shares.

(4) Includes 521,000 shares owned beneficially and of record by Carl Marks Strategic Investments, L.P., 185,000 shares owned beneficially and of record by Carl Marks Strategic Investments II, L.P., and 50,000 shares owned beneficially and of record by Uranus Fund Ltd. Carl Marks Management Company, L.P. has sole voting and investment power with respect to the shares owned by Carl Marks Strategic Investments, L.P. and Carl Marks Strategic Investments II, L.P. Carl Marks Offshore Management, Inc., which is under common control with Carl Marks Management Company, L.P., has sole voting and investment power with respect to the shares owned by Uranus Fund Ltd.

(5)  Based upon information provided to the Company by the stockholder on a
     Schedule 13G dated February 10, 2000, and filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

(6) Includes shares underlying options that are currently exercisable as follows: Mr. Booth 5,243 shares, Mr. Metcalfe 2,622 shares, and Mr. Snyder 2,363 shares.

(7) Includes 1,055,828 shares owned by Ardell Investment Company, 1,140,630 shares owned by M.H. Sherman Company, and 26,072 shares owned by Sherman Foundation. Mr. Cadwalader is a director of Ardell Investment Company and M.H. Sherman Company and a trustee of Sherman Foundation. Mr. Cadwalader disclaims beneficial ownership as to all of the shares owned by said entities for all other purposes.

(8) Includes 1,055,828 shares owned by Ardell Investment Company, 1,140,630 shares owned by M.H. Sherman Company, and 26,072 shares owned by Sherman Foundation. Mr. Daniels is Vice President, Treasurer and a director of Ardell Investment Company, President and a director of M.H. Sherman Company, and Vice President, Secretary and a trustee of Sherman Foundation. Mr. Daniels disclaims beneficial ownership as to all of the shares owned by said entities for all other purposes. Also includes 3,858 shares underlying options that are currently exercisable.

(9) The shares owned by each of Messrs. Dezember, Goolsby and Parker are held by a family trust concerning which the director and his spouse share voting and investment power. Includes shares underlying options that are currently exercisable as follows: Mr. Dezember 5,243 shares, and Mr. Goolsby 2,648 shares.

(10) Includes 521,000 shares owned beneficially and of record by Carl Marks Strategic Investments, L.P., 185,000 shares owned beneficially and of record by Carl Marks Strategic Investments II, L.P., and 50,000 shares owned beneficially and of record by Uranus Fund Ltd. Mr. Ruocco is a General Partner of Carl Marks Management

     Company, L.P. and a Vice President of Carl Marks Offshore Management, Inc., and shares voting and investment power for both entities. Includes 5,243 shares respecting options that are currently exercisable.

(11) The shares owned by Mr. Stack are held as community property; he and his spouse share voting and investment power with respect to their shares. Includes 3,113 shares underlying options that are currently exercisable.

(12) The shares owned by Mr. Stine are held by a family trust concerning which he and his spouse share voting and investment power. Includes 70,000 shares underlying options that are currently exercisable or become exercisable within 60 days, and 5,175 restricted shares, which the Company has the right to buy back at a nominal price if certain contingencies occur.

(13) Includes 3,045,508 shares owned beneficially and of record by Third Avenue Value Fund and 200,000 shares owned beneficially and of record by Third Avenue Small-Cap Value Fund. Mr. Whitman is Chairman of the Board and CEO of Third Avenue Trust, which contains Third Avenue Value Fund and Third Avenue Small-Cap Value Fund as investment series, and of EQSF Advisers, Inc., Third Avenue Trust's investment advisor, and has the power to vote a majority of the shares of EQSF Advisers, Inc. Mr. Whitman disclaims beneficial ownership of the shares owned by said entities for all other purposes.

(14) The unrestricted shares owned by Mr. Echeverria are held as community property; he and his spouse share voting and investment power with respect to their shares. The totals for Messrs. Echeverria, Ford, Lyda and Mullins include (a) shares underlying options that are currently exercisable as follows: Mr. Echeverria 19,000 shares, Mr. Lyda 14,000 shares and Mr. Mullins 11,310 shares, and (b) restricted shares, which the Company has a right to buy back at a nominal price if certain contingencies occur, as follows: Mr. Echeverria 647 shares, Mr. Ford 647 shares, and Mr. Lyda 2,588 shares.


                             ELECTION OF DIRECTORS

     The Board of Directors now consists of twelve directors divided into three classes based upon when their terms expire. The terms of four directors (Class
I) expire at the 2000 Annual Meeting, the terms of four directors (Class II) expire at the 2001 Annual Meeting, and the terms of four directors (Class III) expire at the 2002 Annual Meeting. The regular terms of directors expire at the third Annual Meeting following the Annual Meeting at which the directors were elected, although directors continue to serve until their successors are elected and qualified, unless the authorized number of directors has been decreased.

     The names of the nominees of the Board of Directors for election as directors at the 2000 Annual Meeting (all of whom are presently directors) are set forth in the table below, along with certain other information. The table also includes information as to other directors of the Company.

     Other than nominations made at the direction of the Board of Directors, nominations of persons for election to the Board of Directors by stockholders must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which the Notice of Annual Meeting of Stockholders was mailed. Such stockholder's notice must set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934, as amended; and (ii) as to the stockholder giving the notice, the name and address, as they appear on the Company's books, of such stockholder, and the class and number of shares of the Company which are beneficially owned by such stockholder.

     Except as noted below, each proxy solicited by and on behalf of the Board of Directors will be voted "FOR" the election of the nominees named below (unless such authority is withheld as provided in the proxy) and one fourth of the votes to which the stockholder is entitled will be cast for each of the four nominees. In the event any one or more of the nominees shall become unable to serve or refuse to serve as director (an event which is not anticipated), the proxy holders will vote for substitute nominees in their discretion. If one or more persons other than those named below as nominees for the 2000 Annual Meeting are nominated as candidates for director by persons other than the Board of Directors, the enclosed proxy may be voted in favor of any one or more of said nominees of the Board of Directors or substitute nominees and in such order of preference as the proxy holders may determine in their discretion.

     All references to the Company in the table below and the remainder of this Proxy Statement relating to periods prior to June 1987 include references to Tejon Ranch Co., a California corporation and the Company's predecessor, which became a wholly owned subsidiary of the Company as a result of a reincorporation transaction consummated in June 1987.

                                                                    First
   Nominees for Class I Directors Whose Terms Expire in 2000       Became
           and Principal Occupation or Employment(1)              Director                 Age
           -----------------------------------------              ---------               ------

Otis Booth, Jr.(3)                                                     1970                   76
     Private investments and ranching; Director of Clipper
     Fund, Inc.

Dan T. Daniels(2)(3)(4)(5)                                             1982                   58
     President and Director, M.H. Sherman Company, investments

Robert C. Ruocco(4)                                                    1997                   41
     General Partner, Carl Marks Management Company, L.P.,
     investment management; Director of Sport & Health
     Company, L.C., Seaman Furniture Company, Inc., and
     Anchor Glass Container Corporation

Geoffrey L. Stack(3)(5)                                                1998                   56
     Managing Director, SARESREGIS Group, real estate
     development and management; Director of Arral & Partners


Continuing Directors and Principal Occupation or Employment(1)
---------------------------------------------------------------

Craig Cadwalader(3)                                                    1994                   59
     President, Chief Operating Officer and Director,
     Ardell Marina, Inc., yacht brokerage; Director, M.H.
     Sherman Co.

Rayburn S. Dezember(2)(4)                                              1990                   69
     Chairman of the Board, Tejon Ranch Co.; Director,
     Bolthouse Farms, Inc., and The Bakersfield
     Californian

John L. Goolsby(5)                                                     1999                   58
     Director of America West Holdings Corporation
     and Sierra Pacific Resources

Norman Metcalfe(4)(5)                                                  1998                   57
     Real estate and investments; Director of Sierra Cities.com

George G.C. Parker                                                     1999                   61
     Dean Witter Professor of Finance and Associate Dean for
     Academic Affairs, Graduate School of Business, Stanford
     University; Director of Continental Airlines, Inc.,
     Dresdner/RCM Mutual Funds, and  Metamarkets.com Mutual Funds

Kent G. Snyder(3)                                                      1998                   63
     Attorney at Law; Director of First Fidelity Investment &
     Loan

Robert A. Stine(2)(5)                                                  1996                   53
     President and Chief Executive Officer, Tejon Ranch Co.;
     Director of Rancho Santa Fe National Bank and The
     Bakersfield Californian

Martin J. Whitman(2)                                                   1997                   75
     Chairman of the Board and Chief Executive Officer of Third
     Avenue Trust, Third Avenue Variable Series Trust, and
     EQSF Advisers, Inc., investment management;
     Danielson Holding Corporation, insurance; and M.J. Whitman,
     Inc., stock brokerage; Distinguished Faculty Fellow, Yale
     University School of Management; Director of
     Nabors Industries, Inc.
-----------------


(1) Except as set forth below, each of the directors has been engaged in his principal occupation described above during the past five years. There are no family relationships among any directors of the Company.


     Mr. Goolsby served as President and Chief Executive Officer of The Howard Hughes Corporation, a real estate development company, from 1990 until his retirement in July 1998. Mr. Metcalfe served as Vice Chairman and Chief Financial Officer of The Irvine Company, a real estate development company, from March 1993 to December 1996. Mr. Stine served as the Chief Executive Officer of Collins Development Company, a real estate development company, from 1986 to April 1995. He became President and Chief Executive Officer of the Company on May 1, 1996, and a Director of the Company on May 13, 1996.

     Since March 1990, Mr. Whitman has been the Chairman of the Board, Chief Executive Officer and a Trustee (and, from January 1991 to May 1998, the President) of Third Avenue Trust, an open-end management investment company registered under the Investment Company Act of 1940 and containing multiple investment series, and its predecessor, Third Avenue Value Fund, Inc. (together with its predecessor, "Third Avenue Trust"). During that time Mr. Whitman has also held the same positions (including President until February 1998) at EQSF Advisers, Inc. ("EQSF"), Third Avenue Trust's investment adviser. Since July 1999, Mr. Whitman has been Chairman of the Board, Chief Executive Officer and a Trustee of Third Avenue Variable Series Trust, an open-end management investment company registered under the Investment Company Act of 1940. Mr. Whitman is a Managing Director of Whitman Heffernan Rhein & Co., Inc., an investment and financial advisory firm which he co-founded in 1987 and which ceased operations in December 1996. Mr. Whitman has been a Director and Chairman of the Board since August 1990 and Chief Executive Officer since August 1997 of Danielson Holding Corporation, an insurance holding company. From March 1993 through February 1996, Mr. Whitman served as a director of Herman's Sporting Goods, Inc. a retail sporting goods chain, which filed a voluntary petition under
     Chapter 11 of the United States Bankruptcy Code in April 1996.   Since
     1974, Mr. Whitman has been the President and controlling stockholder of M.J. Whitman & Co., Inc. (now known as Martin J. Whitman & Co., Inc.). Since January 1995, Mr. Whitman has served as the Chairman and Chief Executive Officer (and, until June 1995, as President) of M.J. Whitman, Inc. ("MJW"), a registered broker-dealer. Also since January 1995, Mr. Whitman has served as the Chairman and Chief Executive Officer of M.J. Whitman Holding Corp., the parent of MJW and other affiliates. Mr. Whitman is a Distinguished Faculty Fellow in Finance at the Yale University School of Management.

(2)  Member of Executive Committee.

(3)  Member of Audit Committee.

(4)  Member of Compensation Committee.

(5)  Member of Real Estate Committee.

     The terms of Messrs. Cadwalader, Dezember, Parker and Stine expire at the 2001 Annual Meeting, and the terms of Messrs. Goolsby, Metcalfe, Snyder and Whitman expire at the 2002 Annual Meeting.

Board of Directors and Committees

     Standing committees of the Board of Directors include the Executive, Audit, Compensation, and Real Estate Committees. The major functions of each of these committees are described briefly below.

     Except for certain powers which, under Delaware law, may be exercised only by the full Board of Directors, the Executive Committee may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Company. The Executive Committee also functions as the Nominating Committee as needed. In this role, it periodically searches for and considers qualified candidates to serve on the Board of Directors. However, the nominees for director proposed by the Board of Directors are selected by the entire Board.

     The Audit Committee recommends engagement of the independent accountants, reviews the arrangement and scope of audit, considers comments made by the independent accountants with respect to internal controls, reviews internal accounting procedures and controls with the Company's financial accounting staff, and reviews non-audit services provided by the Company's independent accountants.

     The Compensation Committee periodically reviews and either adjusts or recommends to the Board of Directors appropriate adjustments to the compensation arrangements for executive officers.

     The Real Estate Committee reviews all activities and issues related to the Company's real estate assets and opportunities. It receives and considers the analyses of the Company's outside land use and development consultants. The Committee directs management on the direction that the Company's real estate activities should take.

     During 1999, there were four meetings of the Board of Directors, none of the Executive Committee, two of the Audit Committee, four of the Compensation Committee, and two of the Real Estate Committee. During 1999 all incumbent directors attended 75% or more of the aggregate total of such meetings of the Board of Directors and committees of the Board on which they served.

Director Compensation

     Directors who are not employees of the Company receive an annual retainer of $24,000, a fee of $1,000 for attendance at any meeting of the Board, a fee of $500 per Committee meeting attended by such director on the day of a Board meeting, and a fee of $1,000 per Committee meeting attended by such director on a day when the Board is not meeting. The fees are payable if the meeting was attended in person or by telephone conference call. The annual retainer is payable one-half in cash and one-half in stock options valued using the Black-Scholes method, unless the director elects to receive his entire retainer in stock options. If a director owns beneficially, or is affiliated with a person or entity which owns beneficially, 5% or more of the outstanding shares of the Common Stock of the Company, then that director may elect to receive his entire annual retainer in cash.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of beneficial ownership and changes in ownership with the Securities and Exchange Commission. Messrs. Ford, Goolsby and Parker failed to timely file their initial reports due upon taking office but promptly completed the filings when the failure to file was called to their attention.

                            EXECUTIVE COMPENSATION

     The following table shows the aggregate compensation paid on an accrual basis by the Company and its subsidiaries during 1999 and each of the two previous years to the Chief Executive Officer and to the four other executive officers of the Company who were most highly compensated in 1999.

                          SUMMARY COMPENSATION TABLE


                        ANNUAL COMPENSATION                                          LONG TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
  ----------------------------------------------------------------------------------------------------------
            NAME                                                       RESTRICTED     SECURITIES
            AND                                                           STOCK       UNDERLYING      LTIP           ALL OTHER
         PRINCIPAL                    SALARY(1)        BONUS(1)         AWARDS(2)       OPTIONS     PAYOUTS       COMPENSATION(3)
          POSITION             YEAR      ($)             ($)               ($)            (#)         ($)               ($)
 -------------------------------------------------------------------------------------------------------------------------------
Robert A. Stine                1999   310,000         142,442              120,000       106,137        - -              5,600
   President and Chief         1998   295,000         141,600                            170,000        - -              5,175
   Executive Officer           1997   275,000         100,000                                  0        - -              5,075

Matthew J. Echeverria          1999   205,000          53,044               15,000        44,665        - -              4,300
   Senior Vice President       1998   200,000          68,970                             66,000        - -              4,216
                               1997   185,000          35,000                                  0        - -              4,116

Dennis Mullins                 1999   155,000          78,825                             28,946        - -              3,400
   Vice President,             1998   150,000          67,500                             34,000        - -              3,350
   General Counsel and         1997   143,000          15,000                                  0        - -              1,430
   Secretary


Douglas M. Ford                1999   180,000          45,036               15,000        39,218        - -                  0
   Senior Vice President       1998     7,500               0                             30,000        - -                  0

Allen E. Lyda                  1999   155,000          59,734               60,000        28,946        - -              3,400
   Vice President, Chief       1998   150,000          64,350                             42,000        - -              3,353
   Financial Officer,          1997   138,000          20,000                                  0        - -              1,380
   Treasurer
   and Assistant  Secretary
--------------------


(1) Amounts shown include salary earned and received by executive officers. The bonus amounts shown were accrued by the Company in the years shown but were received by the officers in January and February of the following year.

(2) The amounts in this column represent restricted stock issued pursuant to the 1998 Stock Incentive Plan. The amounts in this column represent the value of restricted stock granted under the 1998 Stock Incentive Plan based on the closing price of the Company's Common Stock on the New York Stock Exchange on the date the issuance of the shares was authorized by the Board of Directors. The number of shares and their value at the end of 1999 (based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 1999) were: Mr. Stine - 5,175 shares and $122,906, Mr. Echeverria - 647 shares and $15,366, Mr. Ford - 647 shares and $15,366 and Mr. Lyda - 2,588 shares and $61,465. The Company has the right to repurchase the shares for nominal consideration if certain contingencies occur related to continuation of employment and a pending real estate transaction. The contingencies are expected to be resolved within two years, although they could remain unresolved until as late as 2005. The valuations of the shares in the table and set forth above are based upon the closing prices of the shares of the New York Stock Exchange and do not reflect the effect of the contingencies on the value of the shares. The holders of the restricted stock will have the right to receive any dividends paid on the stock prior to the resolution of the contingencies.

(3) The amounts in this column include the matching contributions made by the Company under its 401(k) defined contribution plan, and contributions made to the officers' Supplemental Executive Retirement Plans.


     The Company has entered into an agreement with Mr. Stine providing for him to serve as President, Chief Executive Officer and a director of the Company. Under the agreement he initially was entitled to a salary at an annual rate of $275,000 per year (subject to review after November 1997), a bonus of up to 50% of base salary and the grant of an option to purchase 100,000 shares of the Common Stock of the Company at the fair market value of the shares on the date the option was granted. The option was granted in May 1996 with an exercise price of $17.875 per share, and the price was decreased to $16.00 per share in April 1997. See "Stock Options." Although the agreement does not provide for a term of employment, Mr. Stine will be entitled to continuation of his salary for one year if the Company terminates his employment without cause. In addition such a termination would result in acceleration of the exercise dates of Mr. Stine's stock options. The agreement also provides for customary perquisites.

     In December 1999, the Company entered into agreements with all of the officers named in the Summary Compensation Table providing the employee with specified severance benefits in the event the Company terminates his employment without cause, or the employee terminates his employment for good cause, within two years following, or prior to and in connection with or anticipation of, a change of control of the Company. "Change of control" is defined to mean a liquidation of the Company; a change in the identity of a majority of the directors on the Board, with certain exceptions; the acquisition by any person or group of beneficial ownership of 20% or more of the outstanding shares of Common Stock or voting power of the Company, with certain exceptions; or a transaction or series of transactions resulting in the sale of substantially all of the Company's assets or the merger, consolidation or reorganization of the Company, unless control of the Company or a successor company that controls the Company's assets is substantially the same after the transaction, as defined. The severance benefits generally consist of the continuation (for up to 36 months for Mr. Stine and 30 months for the other officers, subject to certain limitations) of the employee's salary and Company health and life insurance, the continuation for a substantially shorter period of time of applicable perquisites, including Company car, country club membership and/or Company housing, and the acceleration of the exercise dates of all outstanding options to purchase capital stock of the Company.

Stock Options

     The Company has a 1992 Stock Option Plan providing for the granting of options to purchase a maximum of 230,000 shares of Common Stock and a 1998 Stock Incentive Plan providing for the granting of awards, including stock options, with respect to a maximum of 800,000 shares of Common Stock. During 1999 options were granted to the officers named in the Summary Compensation Table under the 1998 Stock Incentive Plan to purchase shares as shown in the table below. No options were granted under the 1992 Stock Option Plan in 1999.


                                   OPTION GRANTS IN LAST FISCAL YEAR

                                         PERCENT OF
                                        TOTAL OPTIONS
                                         GRANTED TO           EXERCISE OR                             GRANT DATE
                         OPTIONS        EMPLOYEES IN           BASE PRICE           EXPIRATION          PRESENT
        NAME             GRANTED         FISCAL YEAR         (per share)(1)            DATE            VALUE(2)
----------------------------------------------------------------------------------------------------------------
Robert A. Stine             106,137        39.8%                  $23.1875               12/06/09      1,136,727

Matthew J.                   44,665        16.8%                  $23.1875               12/06/09        478,362
 Echeverria

Dennis Mullins               28,946        10.9%                  $23.1875               12/06/09        310,012

Douglas M. Ford              39,218        14.7%                  $23.1875               12/06/09        420,025

Allen E. Lyda                28,946        10.9%                  $23.1875               12/06/09        310,012
------------------

(1) The options granted in 1999 become exercisable as to 20% of the shares on each of the first through the fifth anniversaries of the grant. If the option holder leaves the employ of the Company for any reason other than death or disability, the options terminate three months after such termination of employment and are exercisable during that period only to the extent that they were exercisable on the date of termination of employment. In the case of termination of employment as a result of death or disability, the options terminate one year after such death or disability and are exercisable during that period only to the extent they were exercisable on the date of death or disability. The exercise dates of the options accelerate in the event of a "change of control," which is defined to include a merger, consolidation, transfer of all or substantially all assets, or the issuance or transfer of stock or other transactions or series of related transactions as a result of which persons or entities other than the stockholders of the Company immediately before the transaction or transactions own at least 80% of the voting stock of the Company or its successor immediately after the transaction or transactions.

(2)  Based on the Black-Scholes option pricing model adapted for use in valuing
     executive stock options.  The grant   date present value of these options
     was estimated with the following weighted average assumptions for 1999:
     Risk-free interest rate of 6.50%; dividend rate of .21%; volatility factor of the expected market price of the Company's common stock of .44; and a weighted average expected life of the options of five years from the option grant date.


     The following table shows the number of shares subject to exercisable and nonexercisable stock options outstanding at December 31, 1999 and held by executive officers named in the preceding Summary Compensation Table. None of the named executive officers exercised any options during the year.

                                   OPTION EXERCISES AND YEAR-END VALUE TABLE

                                                                        NUMBER OF
                                                                       UNEXERCISED          VALUE OF UNEXERCISED
                                                                         OPTIONS            IN-THE-MONEY OPTIONS
                                                                      AT FY-END(#)             AT FY-END($)(1)
                        SHARES ACQUIRED ON                            EXERCISABLE/              EXERCISABLE/
        NAME               EXERCISE (#)        VALUE REALIZED($)      UNEXERCISABLE             UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------------
Robert A. Stine                         0                       0        40,000/336,137      $310,000/$532,203

Matthew J. Echeverria                   0                       0        19,000/110,665      $147,250/$182,624

Dennis Mullins                          0                       0         11,310/62,946      $  98,963/$93,282

Douglas M. Ford                         0                       0              0/69,218             0/$187,060

Allen E. Lyda                           0                       0         14,000/70,946      $108,500/$107,282
-------------

(1) Market value of underlying securities at year end, minus the exercise price of options.

Pension Plan

     The Company contributes each year to a Pension Plan for its salaried employees the amount necessary to fund the Plan on an actuarially sound basis. The amounts of these annual contributions are not included in the compensation table above. Pension benefits to be received from the Plan upon retirement are determined by an employee's five year final average annual compensation, length of service with the Company and age at retirement, subject to certain limitations imposed on a qualified retirement plan by the Internal Revenue Code.

     In 1991 the Company adopted a Supplemental Executive Retirement Plan (the "SERP") in order to restore to executives designated by the Compensation Committee of the Board of Directors the full benefits under the Pension Plan which would otherwise be restricted by certain limitations now imposed under the Internal Revenue Code. The SERP is unfunded, but the associated liability will be reflected on the Company's financial statement. No benefits under the Pension Plan or the SERP become vested until the earlier of (a) the participant's attainment of age 65 or (b) the completion of five or more years of vesting service (as defined under the Pension Plan). With respect to the SERP, an executive can become vested upon the incurrence of a total and permanent disability while employed by the Company as determined by the Board of Directors or the Compensation Committee. The Compensation Committee also has the power to grant a participant vested status with respect to the SERP even if he does not meet the foregoing requirements. In December 1999 the SERP was amended to give Mr. Stine credit for 1.875 years of service for each year of actual service, to allow him to receive benefits calculated on the basis of up to 30 years of service instead of the 25-year maximum applicable to other participants and to impose an overall formula limit on his maximum monthly retirement benefit. Under the amendment, if Mr. Stine remains in the employ of the Company and retires at age 65, he would receive benefits based upon 30 years of service.

     The table below illustrates the amount of annual pension benefits payable under the Plan (as increased by amounts payable to eligible executives under the SERP) to persons in particular classifications who work to the normal retirement age of 65.


Five Year Final
 Average Annual                                               Years of Service
  Compensation                           --------------------------------------------------------------
----------------                            10                   20               25        30 or more
                                            --                   --               --        -----------

   100,000                                  12,860           25,720           32,150            38,580

   150,000                                  21,110           42,220           52,775            63,330

   160,000                                  24,410           48,820           61,025            73,230

   200,000                                  29,360           58,720           73,400            88,080

   250,000                                  37,610           75,220           94,025           112,830

   300,000                                  45,860           91,720          114,650           137,580

   350,000                                  54,110          108,220          135,275           162,330

   400,000                                  62,360          124,720          155,900           187,080

   500,000                                  78,860          157,720          197,150           236,580

   600,000                                  95,360          190,720          238,400           286,080

     For purposes of pension benefits, earnings consist of compensation determined in the manner reflected in the preceding Summary Compensation Table, except that for pension benefit purposes, bonuses are included in the year paid instead of in the year accrued and amounts under "Long Term Compensation Awards" and "All Other Compensation" are not counted. The benefits presented are straight life annuity amounts and are determined based on the benefit formula required by the Plan, which conforms to the regulations of the Internal Revenue Service and ERISA. The amounts of compensation for 1999 that could affect the five-year final average annual compensation of the executives named in the Summary Compensation Table if they are retired are: Mr. Stine - $451,600; Mr. Echeverria - $273,970; Mr. Mullins - $220,500; Mr. Ford - $180,000 and Mr. Lyda
- $219,350. The credited years of service under the Plan and the SERP as of December 31, 1999, for those named in the Summary Compensation Table are Mr. Stine - 5.625 years, Mr. Echeverria - 20 years, Mr. Mullins - 6 years, Mr. Ford
- 1 year and Mr. Lyda - 9 years. All employees having one year in service to the Company participate in the Plan, including all current officers of the Company.

Certain Transactions

     Donald Haskell, formerly the Chairman of the Board of the Company, is the President, a director and has the power to vote a majority of the outstanding shares of Ardell Investment Company and M. H. Sherman Company, both of which own more than 5% of the outstanding shares of Common Stock of the Company. During 1999 Mr. Haskell rented a Company owned house, and Wood River Ranch, a corporation in which Mr. Haskell is the sole shareholder, boarded horses at the Company's quarter horse facility. Aggregate payments made to the Company for rent and horse boarding and training, including reimbursements for incidental expenses, during 1999 totalled $44,769. The boarding and training fees charged Wood River Ranch are comparable to customary rates in the horse training and breeding business and are the same as fees charged to other horse owners not affiliated with the Company. The rent which Mr. Haskell pays for the house is not less than the rent which the Company charges persons not affiliated with the Company for comparable residences.

     From December 1, 1993, through December 31, 1999, Mr. Haskell leased Mr. San Olen, a quarter horse, to the Company, which used Mr. San Olen for breeding purposes. The lease expired on December 31, 1999, and will not be renewed. The rent paid by the Company was $1.00 per year triple net, plus one-half of all net profits made from breeding Mr. San Olen with mares not owned by the Company.
The leasing of horses for breeding purposes typically involves the payment of a substantial rent by the lessee. The Company believes that this agreement was favorable to the Company compared to other such horse lease arrangements.

     Beginning in 1997 and continuing through 1999, Messrs. Echeverria and Lyda fed cattle for their personal accounts at Champion Feedlot in Hereford, Texas, which is owned by a Company subsidiary. Total costs in 1999 for feed, miscellaneous supplies and veterinary services were $208,992 for Mr. Echeverria and $39,000 for Mr. Lyda. Feed and other supplies and services were sold to these officers at the same prices they were then sold to unaffiliated feedlot customers. All accounts were current as of March 15, 2000. For 20 days in 1999, Mr Lyda incurred indebtedness to the feedlot in the amount of $89,000, representing the cost of cattle purchased from third parties by the feedlot for Mr. Lyda's account. Mr. Lyda had previously established a line of credit with a local bank to finance this purchase, and the indebtedness was the result of a normal delay in funding the loan. Mr. Lyda paid interest on the indebtedness at the rate of 9.5% per annum, the same rate that the feedlot charges to unaffiliated customers, and all principal and interest was repaid in 20 days.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

The policies recommended by the Compensation Committee and adopted by the Board of Directors for determining the compensation of executive officers for 1999 were essentially the same as those followed for 1998. Under those policies base salaries of executive officers are expected to remain relatively stable, with any significant increase in compensation to depend upon achieving certain specific performance goals. For 1999 executive salaries were increased approximately 2.5-5% for the executives named in the Summary Compensation Table under "Executive Compensation" except for Mr. Ford, who joined the Company in December 1998 and had no increase for 1999. Executives had the opportunity to earn bonus compensation for 1999 ranging from 20% to 50% of annual salary for Mr. Stine and 18% to 45% for the other named executives. Sixty percent of the bonus for Mr. Stine was based upon the extent to which the revenues and income of the Company achieved or exceeded previously specified amounts, and 40% was based upon the extent to which he achieved a number of individual performance objectives relating to business development and operations of the Company and the development of its executive team. Mr. Stine earned approximately 40% of the maximum bonus based upon the Company's revenues and income and approximately 90% of the maximum bonus based upon individual performance objectives.

For executives in charge of particular operating divisions, 40% of the bonus for 1999 was based upon Company revenues and income, 30% was based upon their own division's revenues and income and 30% was based upon achieving a number of individual performance objectives. For Mr. Lyda, whose performance does not relate to any particular division of the Company, 70% of the bonus was based upon the Company's revenues and income and 30% was based upon achieving individual performance objectives, and for Mr. Mullins, whose performance also does not relate to any particular division of the Company, those percentages were 50% and 50%.

In addition to the bonuses described above, in December 1999 the Board of Directors authorized the payment of a special $100,000 cash bonus and the issuance of 9,057 restricted shares of Common Stock. See "Summary Compensation Table" above.

The Company has adopted a long-term compensation plan that contemplates the granting of options on a periodic basis in the discretion of the Board of Directors pursuant to the Company's 1998 Stock Incentive Plan. The Committee believes that stock options are a desirable form of long-term compensation because they more closely align the interests of the executives with those of the stockholders. During 1999 the Committee recommended, and the Board approved, the granting of options to purchase an aggregate of 247,912 shares of Common Stock of the Company to the five executive officers named in the Summary Compensation Table. See "Stock Options" above. As in past years, the number of shares subject to options granted to each executive reflects a subjective, long-term evaluation of the executive as well as the nature of his duties and level of experience.

The percentage of total compensation represented by salary, bonus and stock options for 1999 was determined by the Committee and the Board. Among the factors considered by the Committee and the Board was a study provided by an independent consultant in 1998 as well as input from individual members of the Committee and the Board. No specific formulas were used to determine the relative mix of the three forms of compensation.


                                          Dan T. Daniels, Rayburn  S. Dezember,
                                          Norman Metcalfe, Robert C. Ruocco

                                          Members of the Compensation Committee

Performance Graph

     The following graph is a comparison of cumulative total shareowner returns for the Company, the Dow Jones Equity Market Index, and the Dow Jones Real Estate Index for the period shown.



                              [PERFORMANCE GRAPH]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS

----------------------------------------------------------------------------------------------------------

                                            1995          1996          1997          1998          1999
                                     ----------------------------------------------------------------------

TEJON RANCH                                   21.34%        -2.54%        71.76%       -18.31%        17.75%
                                     ----------------------------------------------------------------------

DJ EQUITY MKT                                 38.37%        23.46%        34.06%        27.34%        20.37%
                                     ----------------------------------------------------------------------

DJ REAL ESTATE                                23.58%        34.09%        18.96%       -22.54%        -6.83%
                                     ----------------------------------------------------------------------


                  -ASSUMES $100 INVESTED ON DECEMBER 31, 1994
                  -TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
                  -FISCAL YEAR ENDING DECEMBER 31

     The stock price performance depicted in the above graph is not necessarily indicative of future price performance. The Performance Graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Performance Graph by reference.

     The Dow Jones Real Estate Index, for the most part, includes companies which, unlike the Company, are principally engaged in the active phases of commercial land development and which have revenues substantially greater than those of the Company. The Company is unaware of any industry or line-of-business index that is more nearly comparable.

                                   OTHER

     Financial Information. The Company's Annual Report to Stockholders accompanies this Proxy Statement. Copies of the Company's Annual Report on Form 10-K (including the financial statements and financial statement schedules but without exhibits) filed with the Securities and Exchange Commission may be obtained without charge by calling or writing Corporate Secretary, Tejon Ranch Co., Post Office Box 1000, Lebec, California 93243, (661) 248-3000.

     Independent Accountants. Representatives of Ernst & Young LLP, the independent public accountants for the fiscal year most recently completed, will be at the meeting, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions from stockholders.

     Stockholder Proposals. A stockholder's proposal will be considered at the 2000 Annual Meeting of Stockholders only if the stockholder provides timely notice of such proposal in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 days nor more than 60 days prior to the meeting as originally scheduled, but if less than 40 days notice or prior public disclosure of the date of the meeting is given or made to the stockholders, then the notice must be received not later than the close of business on the 10th day following the day on which the Notice of Annual Meeting of Stockholders was mailed. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. To be considered for inclusion in the proxy statement for the 2001 Annual Meeting, stockholder proposals are required to be delivered to the Company on or before December 8, 2000.

     Other Business. Management does not know of any matter to be acted upon at the meeting other than those described above, but if any other matter properly comes before the meeting, the persons named on the enclosed proxy will vote thereon in accordance with their best judgment.

     Stockholders are urged to sign and return their proxies without delay.

                               For the Board of Directors,



                               RAYBURN S. DEZEMBER,  Chairman of the Board
                               DENNIS MULLINS, Secretary
April 7, 2000

-------------------------------------------------------------------------------
                             TEJON RANCH CO. PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 7, 2000, and hereby appoints RAYBURN S. DEZEMBER and ROBERT A. STINE as Proxies (each with full power to act in the absence of the other, and each with full power of substitution), to represent and to vote all shares of Common Stock of Tejon Ranch Co. held of record by the undersigned on March 21, 2000, at the Annual Meeting of Stockholders to be held on May 2, 2000, or any adjournment or postponement thereof.

  In their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting.



                          (Continued on reverse side)

 PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE
-------------------------------------------------------------------------------
                          -- FOLD AND DETACH HERE --


                             TEJON RANCH CO.

                             Annual Meeting of Stockholders
                             May 2, 2000 9:30 a.m.
                             Irvine Marriott at John Wayne Airport
                             18000 Von Karman Avenue
                             Irvine, CA 92612

--------------------------------------------------------------------------------
                                                                [X] Please mark
                                                                    your votes
                                                                    as indicated


                                                      WITHHELD
1. Election of Four Directors (Class I)         FOR    FOR ALL
   (except as written to the contrary below)    [_]     [_]
   Otis Booth, Jr., Dan T. Daniels,
   Robert C. Ruocco and Geoffrey L. Stack


   (Instruction: to withhold authority to
   vote for any individual nominee write in the nominee's name in the space below.)

________________________________________________________________________________
This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted for the election of directors.

Date
    ----------------------------------------------------------------------------

--------------------------------------------------------------------------------
Signature(s)

--------------------------------------------------------------------------------
Signature(s)

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --


                               TEJON RANCH CO.

                               Annual Meeting of Stockholders
                               May 2, 2000 9:30 a.m.
                               Irvine Marriott at John Wayne Airport
                               18000 Von Karman Avenue
                               Irvine, CA 92612